Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 +1 212 521 5400 Fax +1 212 521 5450

February 17, 2021

Twist Investment Corporation

9440 Santa Monica Blvd

Suite 301

Beverly Hills, CA 90210

Ladies and Gentlemen:

We have acted as counsel to Twist Investment Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (such registration statement, as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of (a) up to 20,125,000 units of the Company (the “Units”) (including up to 2,625,000 Units subject to an over-allotment option), each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), and one-third of one redeemable warrant of the Company (each whole warrant, a “Warrant”), each Warrant exercisable for the purchase one share of Common Stock, as set forth in the prospectus included in the Registration Statement (the “Prospectus”), and (b) all shares of Common Stock and all Warrants, in each case, issued as part of the Units; and (c) all shares of Common Stock underlying the Warrants.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have reviewed originals or copies of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the representatives of the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of warrant agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company LLC, as warrant agent (the “Warrant Agent”), that is filed as Exhibit 4.4 to the Registration Statement; and (ix) such other corporate records, agreements and documents of the Company, certificates or comparable documents of public officials and officers of the Company, and have made such other investigations as we have deemed necessary as a basis for the opinion set forth below.

In rendering the opinions set forth below, we have assumed:

a.	the genuineness of all signatures;

b.	the legal capacity of all natural persons;

c.	the authenticity of all documents submitted to us as originals;

d.	the conformity to original documents of all documents submitted to us as duplicates or conformed copies, and the authenticity of the originals of such duplicates or copies;

e.	as to matters of fact, the truthfulness of the representations made in certificates or comparable documents of public officials and officers of the Company; and

f.	with respect to the issuance of the Common Stock, the amount of valid consideration paid in respect of such Common Stock will equal or exceed the par value of such Common Stock.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by American Stock Transfer & Trust Company LLC, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.

The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.

The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law. This opinion letter speaks only as of its date.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Reed Smith LLP